UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 5, 2003

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

620 LESHER PLACE

LANSING, MICHIGAN 48912

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: 517-372-9200

NOT APPLICABLE

(Former name or former address, if changed since last report)

This Form 8-K/A amends the Form 8-K filed with the Securities and Exchange Commission on December 5, 2003 by including the financial statements and pro forma information referred to below.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On November 21, 2003, Neogen Corporation (together with its subsidiaries, the “Company”) purchased 100% of the common stock of HACCO, Inc. and of Hess & Clark, Inc. from United Agri Products, Inc. (“UAP”), a then wholly owned subsidiary of ConAgra, Inc. Consideration for the sale was $10.0 million in cash, plus the assumption of $1.0 million of liabilities. The source of the cash consideration was available cash balances and borrowings under the Company’s credit line.

These acquisitions, although stock purchases, were in effect acquisitions of product lines that were not separately accounted for by the former owner prior to the sale to the Company. As such, complete financial statements for the businesses are not available and cannot be presented in this Form 8-K/A. Alternatively, with respect to income statement information, combined statements of net sales, cost of sales and direct and allocated operating expenses have been compiled for the year ended February 23, 2003 and the periods of six months ended August 24, 2003 and August 25, 2002, and with respect to assets and liabilities, combined statements of net assets sold have been compiled as of February 23, 2003 and August 24, 2003. It is believed that these financial statements comply with the intent of Rule 3-05 of Regulation S-X and provide meaningful and relevant information to shareholders.

For tax purposes, a 338(h)(10) election was made in order to treat the purchase of shares as a purchase of assets.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a)	Combined Statements of Rodenticide and Disinfectant Businesses of HACCO, Inc. and Hess & Clark, Inc.—businesses acquired (filed as Exhibit 99.1, hereto)

Independent Auditors’ Report

Combined Statements of Nets Assets Sold - February 23, 2003 and August 24, 2003 (unaudited)

Combined Statements of Net Sales, Cost of Sales and Direct and Allocated Expenses - For the year ended February 23, 2003 and for the periods of six months ended August 24, 2003 (unaudited) and August 25, 2002 (unaudited)

Notes to the Combined Statements of Net Assets Sold as of February 23, 2003 and August 24, 2003 (unaudited)

(b)	Pro Forma Financial Information (filed as Exhibit 99.2, hereto)

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods of one year ended May 31, 2003 and six months ended November 30, 2003 present results of operations for Neogen Corporation as if the acquisitions of HACCO, Inc. and Hess & Clark, Inc. occurred at the beginning of the periods presented. An unaudited Condensed Balance Sheet as of November 30, 2003 has been previously provided in the Form 10-Q filed on January 14, 2004.

The acquisition cost will be allocated to the assets acquired based on their estimated fair values. Preliminarily the excess of acquisition costs over the estimated fair value of acquired assets has been allocated to goodwill. This allocation may be adjusted following final valuations of HACCO, Inc. and Hess & Clark’s assets, but the effect of such adjustments is not expected to be significant. The Unaudited Pro Forma Condensed Statements of Operations were derived from the annual financial statements (in the form described in ITEM 2) of the acquired companies and do not give effect to any synergies of operational changes or anticipated costs of integration that may occur as a result of or following the acquisition.

The Unaudited Pro Forma Condensed Statements of Operations are for informational purposes only. This information does not purport to present the results of operations had the acquisitions occurred on the dates specified, nor are they necessarily indicative of either expected future results of operations. The Unaudited Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and accompanying notes included in Neogen Corporation’s filings with the Securities and Exchange Commission or with the historical combined statements of net sales, cost of sales, and direct and allocated operating expenses and of the combined statements of net assets sold of HACCO, Inc. and Hess & Clark, Inc. included with the Form 8-K/A.

(c)	Exhibits

EXHIBIT 23.1    INDEPENDENT AUDITORS’ CONSENT

EXHIBIT 99.1    COMBINED STATEMENTS OF BUSINESSES ACQUIRED

EXHIBIT 99.2    PRO FORMA FINANCIAL INFORMATION

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION

Date: March 15, 2004	/s/ RICHARD R. CURRENT
Richard R. Current
Chief Financial Officer